UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2005

NATIONAL FUEL GAS COMPANY
(Exact name of registrant as specified in its charter)

New Jersey (State or other jurisdiction of incorporation)	1-3880 (Commission File Number)	13-1086010 (IRS Employer or Identification No.)

6363 Main Street, Williamsville, New York (Address of principal executive offices)	14221 (Zip Code)

Registrant's telephone number, including area code:	(716) 857-7000

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

        On September 7, 2005, the Compensation Committee (the “Committee”) of the Board of Directors of National Fuel Gas Company (the “Company”) approved amendments to the National Fuel Gas Company Deferred Compensation Plan (the “Deferred Compensation Plan”), the National Fuel Gas Company 1993 Award and Option Plan (the “1993 Plan”), the National Fuel Gas Company 1997 Award and Option Plan (the “1997 Plan”), the Administrative Rules with Respect to At Risk Awards Under the 1997 Award and Option Plan (the “Administrative Rules”), and the Retirement Benefit Agreement For David F. Smith (the “Retirement Benefit Agreement”).

        Deferred Compensation Plan. The amendment to the Deferred Compensation Plan provides that, prior to December 31, 2005, the Company shall distribute in full any portion of the balance of a participant’s Accumulation Account (as defined in the Deferred Compensation Plan) that, as of December 31, 2004, was not “earned and vested” within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).

        1993 Plan and 1997 Plan. Amendments to the 1993 Plan and 1997 Plan eliminate provisions that enabled participants in those plans, at the discretion of the Committee, to defer the receipt of the payment of shares of restricted stock, performance shares, performance units, dividends, dividend equivalents, or any portion thereof. Amendments to those plans also prohibit the Committee from taking any action under the plans or amending the plans in any manner which would result in the imposition of an additional tax under Section 409A of the Code on a participant holding an award granted under the plans. Additional amendments to the 1997 Plan eliminate the authority of the Committee to grant awards in the form of performance units or performance shares and to establish other types of awards not specifically enumerated in the plan.

        Administrative Rules. Amendments to the Administrative Rules provide that the Committee shall not take any action under the Administrative Rules or amend the Administrative Rules or any At Risk Awards (as defined under the Administrative Rules) in any manner which would result in the imposition of an additional tax under Section 409A of the Code on an employee holding an At Risk Award. The amendments to the Administrative Rules also provide that payment of an earned At Risk Award to an eligible employee shall be made no later than 2 ½ months following the end of the employee’s taxable year in which the applicable performance period ends.

        Retirement Benefit Agreement. Amendments to the Retirement Benefit Agreement impose a required six-month waiting period before commencement of payments under the agreement and provide for the payment of such six-month benefits in a lump sum in the seventh month. The amendments also provide that all amounts payable under the agreement are intended to comply with Section 409A of the Code and that no party to the agreement shall take any action which would result in the imposition of an additional tax under Section 409A of the Code on Mr. Smith. Mr. Smith is Vice President of the Company and President of National Fuel Gas Supply Corporation and Empire State Pipeline, wholly owned subsidiaries of the Company.

Other Agreements

        On  September 8, 2005, the Board of Directors of the Company approved and ratified a Retirement Agreement, entered into as of August 1, 2005 by the Company, Horizon Energy Development, Inc., a wholly owned subsidiary of the Company (“Horizon”), and Bruce H. Hale, formerly an executive officer of the Company, Vice President of Horizon and President of Horizon LFG, Inc. and Horizon Power, Inc., wholly owned subsidiaries of the Company (the “Retirement Agreement”). Pursuant to the Retirement Agreement, Mr. Hale retired from all of his positions with the Company and its subsidiaries effective August 1, 2005. He will receive a supplemental pension payment of $120,000 per year, to commence as of August 1, 2005, expressed as a single life annuity. Mr. Hale has elected to receive this benefit in the form of a 15-year “period certain and life annuity,” which yields a pre-tax annual benefit of $112,800. This amount, less applicable taxes and withholding, will be paid for Mr. Hale’s life but for at least 15 years to his designated beneficiary, should Mr. Hale die during this time period. The Company will also pay Mr. Hale an additional supplemental pension payment in a lump sum of $650,000, less applicable taxes and withholding. This payment will be made on or about October 15, 2005 and will not be counted as a bonus for purposes of calculating benefits under the National Fuel Gas Company Retirement Plan or the National Fuel Gas Company Executive Retirement Plan.

        Under the Retirement Agreement, Mr. Hale waives all rights under the Employment Continuation and Noncompetition Agreement, dated December 11, 1998, among Mr. Hale, the Company and National Fuel Gas Supply Corporation, a wholly owned subsidiary of the Company. Mr. Hale also releases claims he may have against the Company as of the date he executed the Retirement Agreement, agrees not to compete against the Company for a period of three years, and agrees not to disparage the Company or interfere with its operations.

        On September 8, 2005, the Board of Directors of the Company also approved and ratified a Commission Agreement, entered into on August 26, 2005 but effective as of August 1, 2005, between Horizon and Mr. Hale (the “Commission Agreement”). Under the terms of the Commission Agreement, Horizon appoints Mr. Hale as its agent to engage in negotiations for, and otherwise facilitate, the sale of Horizon’s interests in two development projects, one in Italy and one in Bulgaria, for cash. Mr. Hale does not have the authority to sign binding documents or make binding promises on behalf of Horizon, except to the extent provided in separate written instructions or authorizations signed by an officer of Horizon.

        The Commission Agreement continues for one year and is renewable at the option of the parties for successive one year periods. Horizon cannot refuse to extend the Commission Agreement upon the same terms if active negotiations are underway at the end of the initial term or any subsequent term. Mr. Hale may terminate the Commission Agreement at any time. Horizon may terminate the Commission Agreement at any time if Mr. Hale fails to perform any of the terms and conditions of the Commission Agreement.

        Upon the closing of a sale of Horizon’s interests in a project, Mr. Hale will receive a commission equal to a sliding percentage of the cumulative net sale proceeds (after deducting all Horizon project expenses after August 1, 2005) from such sale. Mr. Hale will receive 1% of the first $1 million (or any part thereof) in cumulative net sale proceeds, 2% of the second $1 million (or any part thereof) in cumulative net sale proceeds, 3% of the third $1 million (or any part thereof) in cumulative net sale proceeds, etc., up to a maximum of 50% of the fiftieth $1 million (or any part thereof) in cumulative net sale proceeds. Sale proceeds received more than three months after the closing are discounted in calculating the commission. If the sale of one project is consummated before the sale of the other project, then a portion of the commission will be paid, provided that the net sales proceeds exceed the aggregate project expenses incurred after August 1, 2005 with respect to both projects. Upon the closing of a sale of the second project, the remainder of the commission will be calculated and paid as though both closings had occurred at the same time.

        Horizon will reimburse Mr. Hale for reasonable business and travel expenses, but the commission is reduced by an amount equal to one-half of Mr. Hale’s expenses. If Horizon declines to extend the Commission Agreement, and the sale of one or both of the projects is consummated within 180 days after termination of the Commission Agreement to any buyer with whom Mr. Hale had negotiations prior to such termination, then Horizon will pay the commission on such sale or sales.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL FUEL GAS COMPANY By: /s/ J. R. Peterson J. R. Peterson Assistant Secretary